As filed with the Securities and Exchange Commission on _______________

Registration No. 333-______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dechan II, Inc.

(Name of small business issuer in its charter)

Nevada	7310	26-1527756
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Dechan II, Inc.

4322 Flaming Ridge Trail

Las Vegas, NV 89147

(702) 873-8478

(Address and telephone number of principal executive offices and principal place of business)

Carol Ann Dechan

4322 Flaming Ridge Trail

Las Vegas, NV 89147

(702) 873-8478

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock(2)	5,000,000	$0.005	$25,000.00	$2.86

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

________________________

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2) All shares must be sold at $0.005 per share for the duration of the offering.

PROSPECTUS

Dechan II, Inc.

5,000,000 Shares of Common Stock at $0.005 per Share

This is our initial public offering.

Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

We are offering a total of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.005 per share for the duration of the offering. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that  5,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 5,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 5,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account until we receive $25,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Carol Ann Dechan, President, Secretary and Director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Ms. Dechan will not receive any compensation for her role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to Dechan II.
$ 0.005	0	$0.005

Total Offering:	$25,000.00

(1)

All offering expenses will be paid by Carol Ann Dechan. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January  16, 2012.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
Dechan II, Inc.	5
The Offering	5
Selected Financial Data	6
RISK FACTORS	6
Risks Relating to Dechan II, Inc.	9
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	10
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	10
PLAN OF DISTRIBUTION; TERMS OF OFFERING	11
Section 15(g) of the Exchange Act	12
Offering Period and Expiration Date	13
Procedures for Subscribing	13
Separate Account for Subscriptions	13
LEGAL PROCEEDINGS	13
MANAGEMENT	14
Officers and Directors	14
Background of Officers and Sole Director	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
EXECUTIVE COMPENSATION	14
Summary Compensation Table	14
Employment Agreements	15
Long-Term Incentive Plan Awards	15
Compensation of Directors	15
Indemnification	15
DESCRIPTION OF SECURITIES	16
Common Stock	16
No Cumulative Voting	16
Dividend Policy	16
Transfer Agent	16
INTERESTS OF NAMED EXPERTS AND COUNSEL	16
EXPERTS	16
LEGAL MATTERS	16
BUSINESS	17
Our Background	17
Our Business	17
Our Competition	17
Government Regulation	17
Employees	18
Facilities	18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION	18
Plan of Operation	18
Limited Operating History; Need for Additional Capital	18
Results of Operation	19
Liquidity and Capital Resources	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	20
FINANCIAL STATEMENTS	20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21

PROSPECTUS SUMMARY

The following summary is a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Dechan, II, Inc., was incorporated in the State of Nevada on November 26, 2007.

Dechan’s Primary business is printing brokerage.

We own no printing equipment; we perform printing services to our clients by acting as the liaison between customers and printer.

We solicit clients who are in need of printing but do not have an in-house printing expert to work on printing projects with the printing company. We fill this niche by acting as our clients printing expert.

We are able to perform all these functions without any additional costs to the client. Our method is to negotiate prices with the printers for less than what the client would pay by dealing directly with the printer. The negotiated price includes our fee for our services.

We have built a client and printing company base. We are now positioned to increase both our client and printer base that we have created in the greater Las Vegas metropolitan area, which includes Las Vegas, North Las Vegas, Henderson and Pahrump, Nevada. This prospectus presents our current and future positions.

The company has no plans or intentions to be acquired or to merge with an operating company nor does the Company or any of its shareholders have plans to enter into a change or control or similar transaction or to change the management of the Company.

Our principal executive office is located at 4322 Flaming Ridge Trail, Las Vegas, NV 89147 and our telephone number is (702) 873-8478.

The terms "Dechan II, Inc." "we," "us" and "our" as used in this prospectus refer to Dechan II, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	5,000,000 shares of newly issued common stock par value $0.001 per share.

Offering price per share:	$0.005 per share for all shares for the duration of the offering.

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to the company:	$25,000

Person making the determination whether the offering conditions are satisfied:	Carol Ann Dechan, President,Secretary and Director.

Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan

Number of shares outstanding before the offering:	10,000,000.

Number of shares outstanding after the offering if all of the shares are sold:	15,000,000.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited  financial statements as of

Dec 31, 2009 and December 31, 2010 and our unaudited financial statement as of  September 30, 2011

Consolidated Balance Sheet Data
	Dec 31, 2009	Dec 31, 2010	Sept.31,2011

Total Assets	$5,170	$5,730	$6,331

Common Stock	800	800	800

Paid-in Capital	-	-	-

Retained Earnings
(Accumulated Deficit)	3,542	3,344	5,204

Total Shareholders’ equity	4,342	4,144	6,204

Consolidated Income Statements Data

Revenue	52,633	57,815	44,634
Total Operating Exp.	22,378	17,862	12,088
Net Income	(13,385)	(198)	3,786

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

1. Our Auditor Has Expressed a Going Concern Qualification.

Our independent auditor has expressed this as a “going concern” qualification in the Independent Auditor’s Report on the footnotes to our consolidated financial statements. This means that there is doubt as to our ability to continue operations.

2. If our stock price drops significantly, we may become subject to securities litigation that could result in a harmful diversion of our resources.

In the past, following periods of volatility in the market price of a particular company’s stock, securities class action litigation has been brought against such companies. Any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business financial condition and results of operations

3. State Blue Sky Regulations may make it difficult for you to resell your stock.

To ensure that state laws are not violated through the resale of our securities, we intend to become a fully reporting company which satisfies the Blue Sky laws in all the uniform code states. We will not register the transfer of any of our securities unless we are satisfied that the transfer doesn’t violate any state laws. We intend to file under the Blue Sky exemptions in all states that require the filing and anticipates either meeting a Blue Sky exemption in Nevada or registering, as Nevada requires.

4. Our common stock currently is and may continue to be subject to additional regulations applicable to lower priced securities.

Our common stock may be subject to a number of regulations that can affect its price and your ability to sell it. For example, Rule 15g-9 under the Exchange Act may apply to our common stock. This rule imposes sales practice requirements on broker-dealers that sell low priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction.

In addition, under United States securities regulations, our common stock consists of “penny stocks.” Penny stocks, in general, are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock. The penny stock rules will not apply if the market price of our common stock is $5.00 or greater. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

5. Some of our current shareholders will become eligible in the future to sell their stock, which may adversely affect the market price of your stock.

Common stock owned by our officers and directors have shares that are deemed “restricted securities”; held by our President, 9,900,000 shares and our Treasurer, 100,000 shares, as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”). In the future they may sell their securities under Rule 144 which provides, in essence, that a person having held restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of the Company’s issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitations by a person who is not an affiliate of the Company, and who has satisfied a two (2) year holding period.

6. We Do Not Anticipate Paying Any Dividends in the Foreseeable Future. This may result in lower sales and prices of our stock.

We have not paid any dividends since our Company’s inception and we do not anticipate paying any dividends on our common stock in the foreseeable future. We anticipate that earnings, if any, which may be generated from operations will be used to finance our continued operations and growth. If you anticipate the immediate need of dividends from your investments you should consider not purchasing any of our shares.

7. Your investment will suffer immediate dilution.

Any purchasers of our shares offered by selling shareholders will suffer a ($0.003) per share dilution.

8. The determination of the existing shareholder selling price does not bear any relationship to our book value.

The offering price of the Shares not bear any direct relationship to the value of our physical assets our book value, or any other general accepted criteria of valuation. The offering price is not necessarily an indication of the actual value of such securities at the time of this offering.

Additionally, the market price for our securities following this offering may be highly volatile as has been the case with the securities of other companies in emerging businesses. Factors such as our financial results, the introduction of new printing products or services, the strength of our competitors, and various factors affecting the printing services industry generally, may have a significant impact on the market price of our securities. In recent years, the stock market has experienced a high level of price and volume volatility. Market prices for the securities of many companies, particularly of small and emerging growth companies like ours whose common stock is traded in the over-the-counter market have experienced wide price fluctuations which have not necessarily been related to the operating performance of these companies.

9. We Will Be Subject to Intense Competition.

We operate in the highly competitive printing services industry.  We face competition from local existing companies with considerably more financial and business related sources. Such competition may have an adverse effect on our profitability.

We expect to face strong competition from well-established companies and small independent companies like ourselves. Accordingly, we expect to compete on the basis of price (or the value to the customer of the services performed) and on the basis of  our reputation among our customers as a quality provider of our services and our locality of operation. We expect to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant printing technological advances in the future and we may not have adequate resources to enable us to take advantage of such advances.

10. We May Encounter Unforeseen Costs in the Printing Services Business.

Our estimates of the costs and time to be consumed in the provision of various services customarily provided by printing service companies based upon our knowledge may not be accurate. There can be no assurance that analysis of the customer’s various needs, recommendations for and/or implementation of improvements, modifications, cost reductions, and consulting and specific problem-solving, will not cost significantly more than expected or even prove to be prohibitive. Further, we are unable to predict the amount of time or expenses that will be used in our efforts to obtain any additional debt and/or equity financing required permitting us to offer a full range of printing services. There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect us.

11. Our success is dependent on key personnel.

Our ability to succeed is substantially dependent on the performance of our officers and Directors. Our success also depends on our ability to attract, hire, retain and motivate future officers and key employees. The loss of the services of any of these executive officers or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

We have not entered into employment agreements with any of our Officers and Directors, and currently have no “Key Man” life insurance policies. Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical managerial, marketing and customer service personnel skilled in the printing business.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to attract and retain the necessary technical, managerial, marketing and customer service personnel could have a material adverse effect on the business, prospects, financial condition and results of our operations.

12. Management will have significant control over our decision regarding our business.

Under the terms of our Article of Incorporation filed with the Secretary of State of Nevada with respect to the rights, preferences and limitations of the Common Shares, each common shareholder is entitled to vote on any matters presented to our stockholders. At present, our Officers and Directors own 10,000,000 shares of common stock representing 100% ownership of our company which is a majority block of share voters and as such they are able to control the company regardless of the votes of other holders of voting common stock. Additionally, there are no independent directors to provide management oversight

As of the date of this prospectus there was no public market for our common stock. Although we plan to have our shares listed on the OTC Bulletin Board, We may not be successful in establishing any public market for its common stock, because the many variables that will determine our success are uncertain and subject to change based upon circumstances that are not foreseen (for example changes in actual demand for our product or services, success or failure of particular product or strategy)  in the market place, etc.

Neither the Securities and Exchange Commission nor any State Securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

Our success will depend entirely on the ability and resources of our  Officers and Directors. If we lose the services or financial support of our President, Ms. Dechan, we  may have to cease operations. Presently, Ms. Dechan is committed to providing her time and financial resources to us.

Because our Officers and Directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only two officers and directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have two Officers and  Directors who are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, They will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our two officers and directors to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose their services we may have to cease operations.

Risks Relating to this Offering

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders May Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock In the Future.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Maximum
Gross Proceeds	$25,000
Offering Expenses	$0
Net Proceeds	$25,000

The net proceeds will be uses as follows:

Marketing and advertising	$10,000
Legal and accounting	$12,500
Inventory	$2,500

Total offering expenses  are to be paid by Carol Ann Dechan. No expenses of the offering will be paid from proceeds.

We estimate that our legal, auditing, and accounting fees to be $12,500 during the next 12 months.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $25,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of Sept. 30, 2011, the net tangible book value of our shares of common stock was $6,331 or approximately $ 0.00063 per share based upon 10,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 15,000,000 shares to be outstanding, will be $31,331 or approximately $0.002 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.0014 per share without any additional investment on their part. You will incur an immediate dilution of $ 0.003 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 33.33% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $25,000, or $0.005 per share. Our existing shareholders will own approximately 66.66% of the total number of shares then outstanding, for which they will have made contributions of approximately $0.00063 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering

$0.00063

Net tangible book value per share after offering

$0.002

Increase to present shareholders in net tangible

book value per share after offering

$0.0014

Number of shares outstanding before the offering

10,000,000

Percentage of ownership after offering

assuming maximum number of shares are sold.

66.67%

Purchasers of shares in this offering if all of the shares are sold:

Price per share

$0.005

Dilution per share

$0.003

Capital contributions

$25,000

Number of shares after offering

held by public investors 5,000,000

shares of common stock

Percentage of  Public ownership after offering

33.33%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.005 per share for all sales for the duration of the offering.   Funds from this offering will be placed in a separate bank account.  The funds will be maintained in the separate bank until we receive $25,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 5,000,000 shares and raised $25,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $25,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Carol Ann Dechan, President, Secretary and  Director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our officers and directors will not purchase shares in this offering.

We will sell the shares in this offering through Carol Ann Dechan, President, Secretary and director. She will not receive any commission from the sale of any shares.  She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Ms. Dechan is not statutorily disqualified; is not being compensated and is not associated with a broker/dealer. She is and will continue to be an officer and director at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Ms. Dechan. Ms. Dechan will not purchase any shares in this offering and there will be no offers or sales to affiliates of Ms. Dechan. Further, the shares will not be offered through any media or through investment meetings. Ms. Dechan will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

Prior to selling our shares in any jurisdictions, we will file applications for the sale thereof with the respective securities administrations of those jurisdictions. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened for the proceeds of this offering. The subscription price will be deposited into the account. Payment will be made by check or bank wire. All fees related to the account will be paid by Ms. Dechan

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Dechan II, Inc.. and sent to Dechan II, Inc. 4322 Flaming Ridge Trail, Las Vegas, NV 89147.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account until we have received $25,000. Upon receipt of $25,000, we will withdraw and use the funds. If we do not receive the $25,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction there from.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

We are a Nevada corporation in good standing, with the necessary authority to offer the Shares which were issued by the company and being restricted hereunder, and be bound by the terms and conditions of performance on our part. We are not a party to or involved in or aware of any litigation or other adverse claims, lawsuits, investigations or other legal proceedings of a material nature involving us at this time.

During the past five years, none of our directors, executive officers or persons nominated to become directors or executive officers, have been convicted in a criminal proceeding. Nor have any such persons been subject to a petition under the Bankruptcy Act or any state insolvency; law whether filed by or against such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or corporation or business association of which such person was an executive officer at or within two years before the time of such filing, or has a receiver, fiscal agent or similar officer ever been appointed by a court for the business or property of such person.

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

DIRECTORS. EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

Officers and Directors

The name, address, age, and positions of our present officers and directors is set forth below:

Name and Address	Age	Position(s)

Carol Ann Dechan	59	President, Secretary, Director
4322 Flaming Ridge Trail		Chief Executive Officer
Las Vegas, NV 89147

Allison Joyce Harvey	50	Treasurer and Chief Financial Officer, Director

Carol Ann Dechan, CEO, President, Secretary, Director

Carol Ann Dechan has been self employed in the printing broker business since 1994.

Allison Joyce Harvey, CFO, Treasurer, Director

11-27-07 to present

Dechan II, Inc.

2-06 to present

New Beginnings (Laser Technology) 4955 S. Durango, Las Vegas NV

Customer Service (full time)

9002 to 2-06

Transportation Security Administration (TSA) McCarran Airport, Las Vegas, NV

Passenger and baggage screening (full time)

8-97 to 9-02

Quintessential Telecom consulting (QTC) 2324 W. Charleston Blvd. L:as Vegas, NV

Customer Service/Display/Phone card machines (full time)

6-84 to 9-03

Post Net Express

2211 North Rampart, Las Vegas, NV 89128

Co-Owner/Manager

Our directors will serve until their successor is elected and qualified, or until the earlier of resignation or removal from office. Our  officers were elected by the board of directors for a one year term, and will serve until their successors are duly elected and qualified, or until the earlier of resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report concerning beneficial ownership of our common stock by (i) each director, (ii) each executive officer, (iii) the directors and officers of our Company as a group, and (iv) each person known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and address	Position	Amount	Percent held	Class

Carol Ann Dechan	CEO/Pres/Sec/Dir	9,900,000	99%	Common
4323 Flamingo Ridge Trail
Las Vegas, NV 89147

Allison Joyce Harvey	CFO/Treas/Dir	100,000	1%	Common
4523 Flamingo Ridge Trail
Las Vegas, NV 89147

Officers & Directors	Total	10,000,000	100%	Common

Compensation

1.

The named executive officers did not receive additional non-cash compensation, prerequisites or other personal benefits.

2.

Dollar value of base salary (both cash and non-cash) earned during the year.

3.

Dollar value of bonus (both cash and non-cash) earned during the year.

There are no arrangements currently in place which may result in a change of control.

Stock Options. We have not granted any stock options and do not have any stock option plans in effect as of the date of this prospectus. In the future, we may grant stock options to our officers, directors, employees or consultants.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

The following shows how much time our executive officers plan to devote to our business.

Name	Proposed Compensation	Time to be devoted to Dechan’s Business

Carol Ann Dechan	None	60 hours per week

Allison Joyce Harvey	None	40 hours per week

We do not have any employment agreements with our officers or employees. We do not maintain any key man insurance on the life or in the event of disability of any of its officers.

The following table sets forth information concerning the compensation of our executive officers for fiscal year’s ended 2009, 2010 and Sept 30, 2011

Name/Title	Year	Salary	Bonus	Common Stock

Carol Ann Dechan	2009/2010	None	None	None
CEO/Pres/Sec/Dir.	2011

Allison J. Harvey	2009/2010	None	None	None
CFO/Treasurer/Dir	2011

Employment Agreement

Currently, we do not have any employment or consulting agreements.

Compensation of Directors.

We do not give our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants.

We have not granted any stock options to any of our directors and officers since inception.

Exercises of Stock Options and Year-end Option Values.

None of our directors or officers have exercised any stock options since inception.

Outstanding Stock Options.

None of our directors of officers hold any options to purchase any shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors. As of December 16, 2011_there were 10,000,000 shares of common stock outstanding held by two shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of our company.

Upon any liquidation, dissolution or winding-up of our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 66.66%  of our outstanding shares.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

Legal

Abby Ertz, Esq.

3960 W. Point Loma Blvd.

San Diego, CA 92110

(619) 840-4566

Will pass upon certain legal matters in connection with the validity of the issuance of the share of common stock.

Auditor

Sam Kan CPA

1151 Harbor Bay Pkwy #101

Alameda, CA 94502

(510) 355-0492

Our financial statements for the periods ending Dec 31, 2009 and Dec 31, 2010., included in this prospectus, have been audited by Sam Kan, CPA set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

Transfer Agent

Action Stock Transfer

7069 S. Highland Drive.

Ste. 300

Salt Lake City, UT 84121

(801) 274-1088

DESCRIPTION OF BUSINESS

The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties. These statements may be identified by the use of terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they may appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.

Important factors that could cause or contribute to such differences include those discussed under “Risk Factors,” as well as those discussed elsewhere in this registration statement.

We are a retail printing broker business specializing in high quality personal service.

In printing, costs and services are two key areas. Sales efforts within the industry are generally sparse. Many quick and small commercial printers rely on Yellow Pages advertising and referrals in lieu of a direct sales effort; many are not truly full service printers; and rely on name recognition. Our day-to-day contact with our clients has shown that customers are willing to try alternate sources for their printing needs because there is a general lack of quality service to support the continued patronage of existing clientele. We define quality service as obtaining clients satisfaction as to delivering their order to the agreed specifications, on time and at competitive pricing.

Large printers employ salesmen to solicit and service their customers. Smaller printers cannot afford salesman to solicit and service their customers. Smaller printers depend upon advertising using Yellow Pages, direct mail and referrals for business. We have two categories of clients:

•

We function as a the In-house printing consultant for a client who needs printing services which consists of concept, design, color, type face, format, media, which consist of: * Promotional Advertising; *Brochures * Letterheads and Envelopes *Posters * Direct mail * Forms * Business cards * Graphic Design * Stationary * Custom Stamps *Presentations * signs * Banners; at no cost to the client.

•

We also function as a printing salesman for printers who cannot afford a sales staff. We negotiate prices for our services with the printer.

•

We also provide graphic design for our clients by using a graphic design company that have to provide 100% satisfaction to us and subsequently to our clients.

We strive to maintain existing clients with high quality service while educating them in additional services and products. Printing in general is not sales-centric as it is a necessary business expense. Therefore, most printers rely on as a service-centric business, clients coming to them. By going to the clients directly, we believe we can capture a profitable share of the existing printing purchases.

There are a large number of competitors including Kinko’s, Office Depot, Etc., Along with smaller local print shops.

We acquire our clients by cold calling, telephone, e-mail and most important of all, client referral which can only be achieved by producing client satisfaction.

We are not dependant on one or a few clients. Our business is not dependent upon any research and development.  Our strongest advantages are out consultative philosophy and purchase methodology. We come to the market with 16 years of printing knowledge between our two officers and directors.

We are not dependent upon the availability of raw materials and do not have to rely upon any principal suppliers, patents, trademarks, licenses, concessions, royalty agreements and labor contracts.

Our opinion that we have “well established relationships with our clients” is based on the number of our clients that give us their repeat business and refer us to other businesses who need printing.

•

Government regulations and approval are not required nor are there any probable government regulation foreseen in the future.

•

We currently have two employees. two full time.

•

We are filing to become a reporting company and will be subject to filing 10Q’s and 10K’s with SEC.

•

We will pay all the required reporting costs.

In addition, we will send year-end reports to our shareholders and we state that the public may obtain information on our operations at the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will be filing electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is (http://www.sec.gov).

Employees

At present we have two employees our officers and directors. We anticipate hiring two more employees in the next twelve months; we believe our future success depends in large part upon the continued service of our two employees

Facilities

Our executive, administrative and operating offices are located at 4322 Flaming Ridge Trail, Las Vegas, NV 89147.  Ms. Dechan makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our officers and directors will be responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Even if we do not raise $25,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months as Ms Dechan is prepared to loan the company funds to satisfy its cash requirements.

Upon completion of our public offering, our specific goal is to increase our sales staff, employ a marketing director and utilize our marketing plan to include, Newspaper advertising on weekends, Direct telephone calling by the sales staff, Direct mailing to businesses, utilize the new business lists published monthly; cold calling new and existing businesses; ask present clients for referrals and Trade show attendance.

During the next twelve months, we will compete for customers in three ways:

1.

We will operate for our customers as an internal resource or employee of their company without the need for ongoing salaries.

2.

We will find the most efficient and effective way for our customers to accomplish each and every printing task.

3.

We will do this at a rate that is very competitive, saving the customer a percentage off of direct printer pricing.

We provide custom solutions for business printing needs. We service customers that are looking for a one-stop solution for all of their printing needs. With well established vendor partners, we can accommodate any job size with solutions tailored to specific needs and can further reduce costs by aggregating and allocating among the various sources.

•

We believe we can sustain our plan of operation for the next twelve months of cash flow from our current clients.

•

We intend to actively seek for a suitable, existing printing business to purchase. We anticipate the terms of the acquisition will require a combination of cash and stock.

•

Being a public company will position us with the ability to raise capital and issue shares for acquisitions and growth opportunities.

Our keys to success and critical factors for the next year are in order of importance.

1.

Implement our expansion-marketing plan.

2.

Increase our customer base.

3.

Use financial control and cash flow planning.

4.

Use the advantage of economics of scale.

5.

To acquire an existing printing plant operation.

There are no:

•

No summary of any product research and development to be performed.

•

No expected or immediate purchase or sale of plant and significant equipment.

•

No known trends, events or uncertainties that have or are reasonably likely to have material impact on the small business issuer’s short term or long-term liquidity other than the present economy in general.

•

No material commitments for capital expenditures and the expected sources of funds for such expenditures

•

No known trends events or uncertainties that have had or that are reasonably expected to have material impact on the net sales or revenues or income from continuing operations.

•

No significant elements of income or loss that do not arise from the small business issuers continuing operations

•

No causes for any material changes from period to period in one or more line items of the small business issuer’s financial statements

•

No seasonal aspects that favorably affect our operations except for  new automobile introduction months and major holidays. Special retail promotions require additional printing and advertising.

We feel our current cash flow is sufficient to accomplish our goals for the next twelve months and will not require raising any additional funds during this time, as we are a service business, and do not require purchases of significant equipment at this time. We expect to hire two additional employees during this time.

Results of Operations

As shown in the accompanying financial statements, we had net  loss of $198from operations for the twelve month period ending Dec. 31, 2010and net losses of 13,385 from operations in the twelve month period ending Dec. 31, 2009.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We have limited financial resources available, which has had an adverse impact on our liquidity, activities and operations. These limitations have adversely affected our ability to obtain certain projects and pursue additional business. There is no assurance that we will be able to raise sufficient funding to enhance our financial resources sufficiently to generate volume for us or to engage in any significant research and development, or purchase plant or significant equipment.

We have been successful in raising sufficient funds to cover our immediate expenses including the cost of auditing and filing.

We may continue to operate at a loss for an indeterminate period thereafter upon the performance of our business. In the process of carrying out our business plan, we will continue to identify new financial partners and investors. However, it may determine that we cannot raise sufficient capital to support its business on acceptable terms, or at all. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

Liquidity and Capital Resources

To meet our need for growth, we are attempting to raise money from this offering. If we are unable to successfully attract new customers, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Ms. Dechan committed to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Ms. Dechan

Pursuant thereto, if no funds are raised in our offering then Ms. Dechan has agreed not to seek repayment of expenses she has paid on our behalf and we will not be liable to Ms. Dechan or any other party for payment of expenses undertaken by Ms. Dechan on our behalf.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

We issued 10,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of Sept. 30, 2011, our total assets were $6,33_ and our total liabilities were $ 327. As of Sept. 30, 2011, we had cash of $2,672. Ms. Dechan is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Ms. Dechan do not have to be paid and will not be repaid from the proceeds of this offering.

DESCRIPTION OF PROPERTY

We do not own any property at the present time and have no agreements to acquire any property. Our executive offices are located at 4322 Flamingo Ridge Trail, Las Vegas, Nevada 89147. The space is approximately 250 square feet total, provided by Ms Dechan at no charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate additional space in the future, if needed, on commercially reasonable terms

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 10, 2007,  we issued 10,000,000 shares of restricted common stock to Carol Ann Dechan, our officer and director, in consideration of cash and  services valued at $10,000.00. On Dec 25, 2007, Ms Dechan gifted 100,000 shares of her stock to Allison Joyce Harvey. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 10,000,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have agreed to not register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold in a brokers' transaction or in a transaction directly with a market maker.

On December 10, 2007 Carol Ann Dechan was issued 10,000,000 shares of common stock. On December 25, 2008, she gifted Allison Joyce Harvey, 100,000 shares of her 10,000,000 shares. All of which are restricted securities.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

FINANCIAL STATEMENTS

DECHAN II, INC

Financial Statements

December 31, 2010 and 2009

DECHAN II, INC

Financial Statements

December 31, 2010 and 2009

Dechan II, Inc
Balance Sheets

	December 31
	2010	2009
ASSETS

Current assets
Cash and cash equivalent	$3,431	$4,930
Other Receivable - Related party	2,299	240
Total current assets	5,730	5,170

Total assets	$5,730	$5,170

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$1,150	$523
Sales tax payable	189	305
Credit Card payable	247	-
Total current liabilities	$1,586	$828

Stockholders' (Deficit) Equity
Common Stock: no par value, 75,000,000 shares authorized, 10,000,000 shares issued and outstanding	800	800
Additional paid in capital	-	-
Retained earnings	3,344	3,542
Total stockholders' (deficit) equity	4,144	4,342

Total liabilities and stockholders' (deficit) equity	$5,730	$5,170

See accompanying notes to financial statements

Dechan II, Inc
Statements of Operations

	For the year ended December 31,
	2010	2009

Revenue	$57,815	$52,633
Cost of Sales	40,151	43,640
Gross Profit	17,664	8,993

Operating Expenses
General and administrative	8,621	13,620
Selling expenses	9,241	8,758
Total Operating Expenses	17,862	22,378

Other Income
Other Income	-	1

Net income / (loss)	$(198)	$(13,385)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	10,000,000	10,000,000

See accompanying notes to financial statements

Dechan II, Inc
(A Development Stage Company)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In Capital	Retained Earnings	Total
	Shares	Amount
Balance, December 31, 2008	10,000,000	$800	$-	$16,926	$17,726

Common stock issued for cash	-	-	-	-	-
Net Loss	-	-		(13,385)	(13,385)
Balance, December 31, 2009	10,000,000	800	-	3,542	4,342

Common stock issued for cash	-	-	-	-	-
Net Loss	-	-	-	(198)	(198)
Balance, December 31, 2010	10,000,000	800	-	3,344	4,144

See accompanying notes to financial statements

Dechan II, Inc
(A Development Stage Company)
Statements of Cash Flows

	For the year ended December 31,
	2010	2009

Cash flows from operating activities
Net income / (loss)	$(198)	$(13,385)
Changes in operating assets and liabilities:
Other Receivable	-	9,990
Other Receivable-Related party	(2,059)	(500)
Accounts payable	627	524
Sales tax payable	(116)	305
Credit card payable	247	-
Net cash used in operating activities	(1,499)	(3,066)

Cash flows from investing activities
Net cash used in investing activities	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	-
Net cash provided by financing activities	-	-

Net change in cash	(1,499)	(3,066)

Cash at beginning of period	4,930	7,996

Cash at end of period	$3,431	$4,930

Supplemental cash flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to financial statements

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Dechan II, Inc is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization, Nature of Business and Trade Name

Dechan II, Inc. was incorporated in the State of Nevada on November 26, 2007. Dechan II, Inc. was established as a printing broker business.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Dechan II, Inc.’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. Dechan II, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, attorney trust account, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $3,431 and $4,930 cash and cash equivalent as of December 31, 2010 and 2009 respectively.

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

Per SAB 104: Revenue generally is realized or realizable and earned when all of the following criteria are met:

▪

Persuasive evidence of an arrangement exists ( a contract exists)

▪

Delivery has occurred or services have been rendered.

▪

The seller’s price to the buyer is fixed or determinable, and

▪

Collectability is reasonably assured.

The Company provides custom solutions for business printing needs. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. The Company does not perform the printing services nor does it deliver the finished product. It contracts with local printing offices to perform the services and charges a fee for this service. A purchase order is not entered into the system until the contract between Dechan II and the local printer has been negotiated, issued and signed or otherwise authorized by both parties.

The Company using Dechan II’s services pays the actual printing costs to the local contracted printer when delivery of the order is made. Therefore, when a purchase order is input into the system, the Company has performed all the services it will provide for the contract to be completed. Payment is due upon delivery of order. The negotiated agreement has a specified delivery date which is entered into the system when the purchase order is entered.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and those indirect costs related to production. Selling, general and administrative costs are charged to expense as incurred. No depreciation is allocated to cost of goods since none of the fixed assets that Dechan II, Inc. owns are used in the printing process.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations. The Company has none accounts receivables as of December 31, 2010 and 2009 respectively.

General and Administrative Expenses

General and administrative expenses are generally expensed as incurred and included incorporation fee, legal and professional fee, accounting fee and miscellaneous expense in the accompanying statement of operations for the years ended in December 31, 2010 and December 31, 2009. As of December 31, 2010 and 2009, there were $8,621 and $13,620 general and administrative expense incurred respectively.

Selling Expenses

Expenses related to specific jobs are allocated and classified as selling expenses. Expenses not related to specific jobs are recorded as general and administrative expenses when they are incurred. The Company has $9,241 and $8,758 selling expenses as of December 31, 2010 and 2009 respectively.

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stockholders’ Equity: Common stock

The authorized common stock of the Company consists of 75,000,000 shares with no par value. On November 26, 2007, founding shareholders were issued ten million (10,000,000) shares in exchange for $800. The shares were issued with no par value; therefore, the entire $800 is recorded in Common Stock. No additional shares have been issued as of the date of this audit period.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share,” which now resides with ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding since inception.  As of December 31, 2010 and 2009, the Company had 10,000,000 common shares outstanding.  As of December 31, 2010, and 2009, the Company had no dilutive potential common shares.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

		Loss	Shares		Per Share
		(Numerator)	(Denominator)		Amount
For the year ended in December 31, 2010 For the year ended in December 31, 2009	$ $	(198) (13,385)	10,000,000 10,000,000	$ $	(0.00) (0.00)

Income Taxes

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Fair Value of Financial Instruments

As of December 31, 2010 and 2009, the fair value of cash, advances, and accounts payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Recently Issued Accounting Pronouncements

In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales.  This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009.  The adoption did not have a material impact on the Company’s financial statements.

In May 2009, the FASB issued ASC 855, “Subsequent Events”.  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009.  The Company adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to the Company’s financial statements.

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities. The Company adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”.  ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff.  It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas.  The Codification was adopted on July 1, 2009 for the Company’s financial statements for the year ended December 31, 2009.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In February 2010, the FASB issued guidance to remove the requirement for an entity that files financial statements with the SEC to disclose a date through which subsequent events have been evaluated.  The adoption of this guidance during our current fiscal quarter did not have any impact on our financial statements.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

As of December 31, 2010 and 2009, the Company did not have any long-lived assets. The above accounting policies will be adopted upon the Company maintains any long-lived assets.

Concentration of Risk

Cash – The Company at times may maintain a cash balance in excess of insured limits. At December 31, 2010 and 2009, the Company has no cash in excess of insured limits.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system.  For financial statement purposes, depreciation is computed under the straight-line method. Dechan II, Inc. currently has no depreciable assets.

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE B – INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Provision for Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2010 are as follows:

	2010	2009	Accumulated Total
Tax at statutory rate (34%)	$67	$4,551	$4,618
Increase in valuation allowance	(67)	(4,551)	(4,618)
Net deferred tax asset	$-	$-	$-

Through December 31, 2010, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.  During the period ended December 31, 2010, the Company determined that it was more likely than not that it would not realize its deferred tax assets and a valuation allowance was recorded.  At December 31, 2010, the Company had approximately $4,618 of federal and state net operating losses.  The net operating loss carry forwards, if not utilized will begin to expire in 2030.

Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for years ended 2010 and 2009 are as follows:

U.S. federal statutory income tax rate	34%
State tax - net of federal benefit	0%
34%
Increase in valuation allowance	(34%)
Effective tax	0%

NOTE C – COMMON STOCK

The Company is authorized by it’s the Article of Incorporation to issue up to 75,000,000 Common Stock.

On November 26, 2007, the Company sold 9,900,000 shares of its common stock to Carol Ann Dechan, and 100,000 shares to Allison J. Harvey in exchange for $800. The shares were issued with no par value; therefore, the entire $800 is recorded in Common Stock. No additional shares have been issued as of the date of this audit report.

NOTE D – RELATED PARTY TRANSACTIONS – (OTHER RECEIVABLE – RELATED PARTY)

The Company received $2,299 and $240 from the officer in 2010 and 2009 respectively to fund the operations. These non-interest bearing receivable is unsecured and due on demand. As such it is included in current assets as of September 30, 2011. Imputed interest has been considered, but was determined to be immaterial to the financial statements as a whole.

NOTE E – WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE F – SUBSEQUENT EVENT

The company evaluated all subsequent events or transactions that occurred after years ended in December 31, 2010 and 2009 through the date of this annual report in accordance with FASB ASC 855 “Subsequent Events”.  The Company determined that it did not have any other subsequent events through November 21, 2011, which is the date the financial statements were issued, requiring recording or disclosure in the financial statements for the fiscal year ended in December 31, 2010 and 2009.

DECHAN II, INC.

UNAUDITED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011

Dechan II Inc. Balance Sheet September 30, 2011 UNAUDITED

ASSETS
Current assets	$2.672
Cash and cash equivalent	3.659
Other Receivable-Related party Total current assets	6.331
Total assets	$6331

LIABILITIES AND STOCKHOLDERS (DEFICIT) EQUITY

Current Liabilties
Accounts payable	$112
Credit card payable	215
Total Current Liabilities	327
Stockholders' (Deficit) Equity
Common Stock: no par value, 75,000,000 shares
Authorized, 10,000,000 shares issued and outstanding	800
Additional paid-in capital
Retained Earnings	5.204
Total stockholders' (deficit) equity	6,204
Total liabilities and stockholders' (deficit) equity	$6,331

See accompanying notes to financial statements

Dechan II, Inc Statement of Operations For Nine Months Ended September 30, 2011 UNAUDITED

Revenue	$44,634

Cost of Sales	28,760
Gross Profit	15,874

Operating Expenses
General and Administrative	5,733
Selling expenses	6,355
Total Operating Expenses	12,088

Net income (loss)	$3,786

See accompanying notes to financial statements

DECHAN II, INC

NOTES TO FINANCIAL STATEMENT

SEPTEMBER 30, 2011

UNAUDITED

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Dechan II, Inc is presented to assist in understanding the Company's financial statements. The accounting policies presented in :these footnotes conform to accounting principles generally accepted in the United States of America and have been Consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity.

Organization. Nature of Business and Trade Name

Dechan II, Inc was incorporated in the State of Nevada on November 26, 2007. Dechan II, Inc. was established as a printing broker business.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United

States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for the adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recoded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective period being presented.

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. A change in management's' estimates or assumptions could have a material impact on Dechan II, Inc.'s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. Dechan II, Inc.'s financial statements reflect all adjustments that management believes are .necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, attorney trust account, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $2,672 cash and cash equivalent as of September 30, 2011.

DECIIAN II, INC

NOTES TO FINANCIAL STATEMENTS

September 30, 2011

UNAUDITED

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

Per SAB 104: Revenue generally is realized or realizable and earned when all of the following criteria are met:

Persuagive evidence of an arrangement exists (a contract exists).

Delivery has occurred or services have been rendered.

The seller's price to the buyer is fixed or determinable, and

Collectability is reasonably assured.

The Company provides custom solutions for business printing needs. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. The Company does not perform the printing services nor does it deliver the finished product. It contracts with local printing offices to perform the services and charges a fee for this service. A purchase order is not entered into the system until the contract between Dechan II and the local printer has been negotiated, issued and signed or otherwise authorized by both parties

The Company using Dechan II's services pays the actual printing costs to the local contracted printer when delivery of the order is made, therefore, when a purchase order is imputed into the system, the Company has performed all the services it will provide for the contract to be completed. Payment is due upon delivery of order. The negotiated agreement has a specified delivery date which is entered into the system when the purchase order is entered.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and indirect costs related to production. Selling, general and administrative costs. are charged to expense as incurred. No depreciation is allocated to cost of goods since none of the fixed assets that Dechan II owns are used in the printing process.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's credit worthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations. The Company has none accounts receivables as of September 30, 2011.

General and Adiministrative Expenses

General and administrative expenses are generally expensed as incurred and included incorporation fee, legal and professional fee, accounting fee and Miscellaneous expense in the accompanying statement of operations for the nine month period ended September 30, 2011. As of September 30, 2011 there were $5,733 general and administrative expenses incurred.

Selling Expenses   Expenses related specific jobs are allocated and classified as selling expenses. Expenses not related to specific jobs are recorded as general and administrative expenses when they are incurred. The company has $6,355 selling expenses as of September 30, 2011.

DECHAN II, INC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

UNAUDITED

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stockholder equity: Common Stock

The authorized common stock of the Company consists of 75,000,000 shares with no par value. On November 26, 2007, founding shareholders were issued ten million (10,000,000) shares in exchange for $800. The shares were issued with no par value; therefore, the entire $800 is recorded in Common Stock. No additional shares have been issued as of the sate of this period.

Income Taxes

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it more likely than not that some portion or al of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.,

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than nt some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecast and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the period.

Fair Value of Financial Instruments

As of September 30, 2011, the fair value of cash, advances, and accounts payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Long-lived Assets-Technology

The Company's technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable.

As of September 30, 2011, the Company did not have any long-lived assets. The above area accounting policies Will be adopted upon the Company maintains any long-lived assets.

Concentration of Risk

Cash-The Company at times may maintain a cash balance in excess of insured limits. At September 30, 2011, the Company had no cash in excess of insured limits.

DECHAN H, INC

NOTES TO FINANCIAL STATEMENT

SEPTEMBER 30, 2011

UNAUDITED

NOTE B-INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such tranactions enter into the determination of net income, regardless of when reported for tax purposes

Provision for Income Taxes

No provision for income taxes were made for this interim period.

NOTE C-COMMON STOCK

The Company is authorized by it's the Article of Incorporation to issue up to 75,000,000 Common Stock.

On November 26, 2007, the Company sold 9,900,000 shares of its common stock to Carol Ann Dechan, and 100,000 shares to Allison J. Harvey in exchange for $800. The shares were issued with no par value; therefore, the entire $800 is recorded in Common Stock. No additional shares have been issued as of the date of this report.

NOTE D-RELATED PARTY TRANSACTIONS-(OTHER RECEIVABLE- RELATED PARTY)

The Company received $2,299 and $240 from the officer in 2010 and 2009 respectively to fund the operations. These non-interest bearing receivable is unsecured and sue on demand. As such it is included in current assets as of September 30, 2011. Imputed interest has been considered, but was determined to be immaterial to the financial statements as a whole.

NOTE F-SUBSEQUENT EVENTS

The company evaluated all subsequent events or transactions that occurred after September 30, 2011 in accordance with FASB ASC 855 “Subsequent Events”.  The Company determined that it did not have any other subsequent events through January, 1, 2012.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTINGG

AND FINANCIAL DISCLOSURE

There are no changes in and disagreements with accountants

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

We have adopted provisions on our bylaws that eliminate to the fullest extent permissible under Nevada Revised Statutes, the liability of our directors to the company for monetary damages. Such limitations of liability do not affect the availability of your equitable such as injunctive relief or rescission.

Our bylaws provide that the company shall indemnify our directors and officers to the fullest extent permitted by Nevada law including circumstances in which indemnification is otherwise discretionary under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

There is no currently pending litigation or proceeding involving a director, officer, employee or other agent of the company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ORGANIZATION WITHIN THE LAST FIVE YEARS

On December 25, 2007, Carol Ann Dechan gifted 100,000 shares of her common stock to Allison Joyce Harvey which represents 1% of the issued and outstanding shares. Ms. Harvey is an Officer and Director of Dechan II, Inc.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	Audit	$7,500
	Legal	$1,500
	Edgarizing	$500
	Transfer Agent	$800

	Total	$10,300
Expenses are estimated

RECENT ISSUE OF UNREGISTERED SECURITIES

On Dec 10, 2008 Carol Ann Dechan was issued 10,000,000 shares of common stock representing one hundred percent (100%) of the authorized and issued shares of Dechan, II, Inc.,

The  10,000,000 shares of common stock  was  issued for investment purposes in A "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of  the outstanding common stock, or the average weekly trading volume during four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sales of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the three preceding three months, an affiliate of our company.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all the amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement, which may be read and copied at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

EXHIBITS

Number and Description

EX 3.1a

Articles of Incorporation

EX 3.2

By Laws

EX 23.1

Auditor’s Consent

EX 5.1 & EX 23.2

Legal Opinion Consent

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

  (i) To include any Prospectus required by Section l0 (a)(3) of the Securities Act of l933;

  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the Offering. Non-Applicable to this filing.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, NV as of __________ 2012.

DECHAN II, INC.

(Registrant)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Carol Ann Dechan

Carol Ann Dechan

CEO, President, Secretary, Director.

Date: January 23, 2012

By: /s/ Allison Joyce Harvey

Allison Joyce Harvey

CFO, Treasurer. Director

Date: January 23, 2012